EXHIBIT 21
SUBSIDIARIES OF THE REGISTRANT
The following are the direct and indirect subsidiaries of Sterling Financial Corporation:

Subsidiary	State of Incorporation or Organization
Bank of Lancaster County, N.A.	(National Banking Association)
1 East Main Street
PO Box 0300
Strasburg, PA 17579

Town & Country Leasing, LLC	Pennsylvania
1097 Commercial Avenue
East Petersburg, PA 17520

Sterling Financial Trust Company	Pennsylvania
101 North Pointe Boulevard
Lancaster, PA 17601—4133

Sterling Community Development Corporation, L.L.C.	Pennsylvania
101 North Pointe Boulevard
Lancaster, PA 17601

Equipment Finance LLC	Pennsylvania
118 West Airport Road
Lititz, PA 17543

EFI Holdings, Inc.	Delaware
Wilmington, DE 19803

Bank of Hanover and Trust Company	Pennsylvania
25 Carlisle Street
Hanover, PA 17371

First National Bank of North East	(National Banking Association)
14 S. Main Street
North East, MD 21901

Pennsylvania State Bank	Pennsylvania
2148 Market Street
Camp Hill, PA 17011

Delaware Sterling Bank & Trust Company	Delaware
630 Churchman’s Road, Suite 204
Christiana, DE 19702

Church Capital Management LLC	Pennsylvania
301 Oxford Valley Road, Suite 801B
Yardley, PA 19067

Bainbridge Securities, Inc.	Pennsylvania
301 Oxford Valley Road, Suite 801B
Yardley, PA 19067

Subsidiary	State of Incorporation or Organization
Corporate Healthcare Strategies, LLC	Pennsylvania
d/b/a StoudtAdvisors
101 North Pointe Boulevard
Lancaster, PA 17601

Lancaster Insurance Group, LLC	Pennsylvania
115 South Centerville Road
Lancaster, PA 17601

Pennbanks Insurance Company SPC	Cayman Islands
Cells P5 and P8
Grand Cayman, Cayman Island, BWI

HOVB Investment Company	Delaware
103 Foulk Road, Suite 202
Wilmington, DE 19803

T & C Leasing, Inc.	Pennsylvania
1097 Commercial Avenue
East Petersburg, PA 17520

Sterling Mortgage Services, Inc.	Pennsylvania
101 North Point Boulevard
Lancaster, PA 17601-4133

Sterling Financial Statutory Trust I (1)	Connecticut
101 North Pointe Boulevard
Lancaster, PA 17601

Sterling Financial Statutory Trust II (1)	Connecticut
101 North Pointe Boulevard
Lancaster, PA 17601

Sterling Financial Statutory Trust III (1)	Delaware
101 North Pointe Boulevard
Lancaster, PA 17601

Sterling Financial Statutory Trust IV (1)	Delaware
101 North Pointe Boulevard
Lancaster, PA 17601

(1)	Sterling owns 100% of Trust I, Trust II, III, and IV, however they are not included in the consolidated financial statements as per FIN 46

2